Exhibit 10.2(c)
                                                                 ---------------


                        SUPPLEMENTAL SECURITY AGREEMENT
                        -------------------------------
                                   (Series C)

          This Supplemental Security Agreement (the "Security Agreement") is made as of June 30, 1992, by Zond Windsystem Partners, Ltd. Series 85-C, a California limited partnership ("Debtor"), to and for the benefit of Zond Windsystems Holding Company (formerly known as Zond Construction Corporation
IV), a California corporation ("ZWHC"), and supplements that certain Purchase Note and Security Agreement dated as of December 2, 1985 (as heretofore and hereafter amended and supplemented, the "Series C Note Agreement"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Series C Note Agreement.

          1. As a supplement to the security interests granted to ZWHC under the Series C Note Agreement and as required by Section 8.2 of the Series C Note Agreement, the Debtor hereby grants to ZWHC, and ZWHC shall have, to further secure the Series C Purchase Notes and any and all payment obligations of the Debtor under the Series C Note Agreement and the Deed of Trust, a security interest in all of Debtor's rights, title and interests in and to the following:

               (a) License Agreement dated as of June 30, 1992 among Zond, Debtor, Zond Windsystem Partners, Ltd. Series 85-A, a California limited Partnership ("Series 85-A"), Zond Windsystem Partners, Ltd., Series 85-B, a California limited partnership ("Series 85-B"), and ZWHC, as amended or modified from time to time.

               (b) Windsystem Management Agreement dated as of November 4, 1985 between Debtor and Zond, as amended or modified from time to time.

               (c) Windsystem Construction Agreement dated as of November 4, 1985 between Zond Construction Corporation IV and Debtor, as amended or modified from time to time.

          2. Each of the agreements described in Section 1(a)-(c) above shall be deemed a part of the "Intangible Collateral" under and for all purposes of the Series C Note Agreement, and the grant of the security

                                      -1-
I85296[11814]131
interests made herein by the Debtor to ZWHC shall be subject to the terms and provisions of the Series C Note Agreement, with respect to the security interests granted by the Debtor thereunder, including, without limitation, Sections 2.4 and 2.5 thereof.

          3. The Debtor agrees that it will execute, acknowledge and deliver such further documents and do such further acts and things as may be requested by ZWHC in order to fully effect the purposes of this Security Agreement.

          4. The Debtor hereby consents to the assignment by ZWHC of the security interests and all other rights granted to it herein in favor of any lender to ZWHC.

          IN WITNESS WHEREOF, the Debtor has executed and delivered this Supplemental Security Agreement as of the date first above written.

                                          ZOND WINDSYSTEM PARTNERS, LTD
                                          SERIES 85-C

                                          By:  Zond Windsystems
                                               Management Corporation V,
                                               General Partner

                                              By:  /s/  Kenneth C. Karas
                                                  --------------------------
                                                  Name:  Kenneth C. Karas
                                                  Title: President

                                      -2-
I85296[11814]131